                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              NUTECH DIGITAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   California                                           95-4642831
--------------------------------------------------         --------------------------------------
(State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
organization)

               7900 Gloria Avenue
              Van Nuys, California                                         91406
--------------------------------------------------         --------------------------------------
    (Address of principal executive offices)                            (Zip Code)


           Option to Purchase Common Stock granted to Michael Doherty
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                   Lee Kasper
                              NuTech Digital, Inc.
                               7900 Gloria Avenue
                           Van Nuys, California 91406
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (818) 994-3831
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                        PROPOSED MAXIMUM PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)        REGISTRATION FEE(3)
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock to be
issued upon exercise
of option                      23,809                $0.42                    $9,999.78                $0.81
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock to be
issued upon exercise
of option                     976,191                $0.63                  $615,000.33               $49.75
----------------------- --------------------- -------------------- --------------------- --------------------
TOTAL                        1,000,000                                      $625,000.11               $50.56
----------------------- --------------------- -------------------- --------------------- --------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this Option to Purchase Common Stock by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on October 28, 2003.

(3) Calculated pursuant to General Instruction E on Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Michael Doherty, the participant, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2002, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 31, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed by the Registrant with the Commission on May 15, 2003.

         (c) The Quarterly Report on Form 10-QSB, as amended, for the quarter ended June 30, 2003, filed by the Registrant with the Commission on August 1, 2003.

         (d) The Registrant's Proxy Statement dated June 3, 2003, filed by the Registrant with the Commission on June 3, 2003.

         (e) The description of the Registrant's common stock, which is contained in a registration statement filed on Form SB-2, registration number 333-88550, filed with the Commission on May 17, 2002.

         (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The securities to be registered are registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Richardson & Patel LLP will give an opinion regarding certain legal matters in connection with this offering of the Registrant's securities. Erick Richardson and Nimish Patel, the principals of Richardson & Patel LLP, as well as the lawfirm, own a total of 320,600 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California General Corporation Law permits the indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense.

         Article V of the Registrant's Articles of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision requires the Registrant to indemnify its directors, as permitted by law, in excess of Section 317 of the California General Corporation Law.

         The Registrant's bylaws permit it to indemnify its officers and directors, to the maximum extent permitted by the California General Corporation Law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Registrant. In this regard, the Registrant has the power to advance to any officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law.

ITEM 8.  EXHIBITS.

         5.       Opinion regarding legality
         10.      Stock Option Agreement for Michael Doherty
         23.1     Consent of Farber & Hass, LLP
         23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Nuys, California on this 28th day of October, 2003.

                                  NUTECH DIGITAL, INC.



                                  By:/s/ Lee Kasper
                                     -----------------------------
                                     Lee Kasper, President and
                                     Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  October 28, 2003          /s/ Lee Kasper
                                  ---------------------------------
                                     Lee Kasper
                                     President, Chief Executive Officer,
                                     Chief Financial Officer and Director


Dated:  October 28, 2003          /s/ Joseph Giarmo
                                  ---------------------------------
                                     Joseph Giarmo, Vice President and Director


Dated:  October 28, 2003          /s/ Yegia Eli Aramyan
                                  ---------------------------------
                                     Yegia Eli Aramyan, Director


Dated:  October 28, 2003          /s/ Jay S. Hergott
                                  ---------------------------------
                                     Jay S. Hergott, Director